                                                                       Exhibit 8

Name of Subsidiary                                Jurisdiction of Organization
------------------                                ----------------------------
CableSoft Corporation                             United States (Delaware)
OpenTV AG                                         Switzerland
OpenTV Asia Pacific KK                            Japan
OpenTV Australia Pty Ltd                          Australia (New South Wales)
OpenTV Europe S.A.S.                              France
OpenTV GmbH                                       Germany
OpenTV Holding NV                                 Netherlands Antilles
OpenTV Holdings BV                                The Netherlands
OpenTV Hong Kong Limited                          Hong Kong
OpenTV Iberia SL                                  Spain
OpenTV, Inc.                                      United States (Delaware)
OpenTV Interactive Software (Beijing) Co. Ltd.    China
OpenTV International Holdings, Inc.               United States (Delaware)
OpenTV UK Limited                                 United Kingdom
OpenTV US Holdings, Inc.                          United States (Delaware)
OpenTV US Investments, Inc.                       United States (Delaware)
Spyglass Europe Limited                           United Kingdom
Spyglass, Inc.                                    United States (Delaware)
Spyglass Integration, Inc.                        United States (Delaware)
Spyglass International, Inc.                      United States (Delaware)
Static 2358 France SARL                           France
Static 2358 Holdings Limited                      United Kingdom
Static 2358, Inc.                                 United States (California)
Static 2358 Limited                               United Kingdom
Static 2358 (U.S.), Inc.                          United States (Delaware)